Exhibit 99.1

PRESS RELEASE

For Immediate Distribution	Contact: Intrepid Potash, Inc.
William I. Kent
Phone: 303-296-3006

Intrepid Potash, Inc. Implements Measures to Control Inventory

Denver, Colorado; January 28, 2009 — Intrepid Potash, Inc. (NYSE:IPI), today announced that it has taken precautionary steps to further control potash and langbeinite production and inventory at its Carlsbad, New Mexico facilities. Intrepid is taking these steps due to the continuing market conditions which have resulted in lower sales volumes of potash and langbeinite, which began in the fourth quarter of 2008, and has continued into 2009.

Intrepid is planning on implementing a two-week temporary plant shutdown beginning mid-February at our West and North Carlsbad facilities and a sequential two-week temporary plant shutdown beginning later in the month at our East Carlsbad facilities.  Currently, these temporary shutdowns are planned to commence February 9, 2009, and end March 9, 2009.  During these periods, Intrepid will utilize a portion of the workforce to conduct on-going maintenance work and critical capital projects.

The Company is also planning to reduce operations to three crew shifts from four crew shifts upon return from the shutdowns, all the while monitoring the market for signs of recovery that may mitigate this reduction longer term.  Part of this reduction will be achieved via elimination of certain contract labor so as to minimize the impact on Intrepid employees.

While Intrepid anticipates that this reduction in our production rates to be short-lived, the timing of market demand and sales conditions will ultimately drive the level of production at our facilities.

Intrepid does not currently contemplate any similar measures at our Moab, UT facility, however we are adjusting the production schedule at our Wendover, UT facility to perform maintenance earlier than usual.

The Company routinely posts important information about the Company on its website under the Investor Relations tab.  The Company’s website address is www.intrepidpotash.com.

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Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that our expectations will be realized.  These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements.  These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine; changes in the prices of our raw materials, including but not limited to the price of natural gas; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; continued disruption in credit markets; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the Securities and Exchange Commission.  Please refer to those filings for more information on these risk factors.  These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.